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EXHIBIT 15

May 9, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 9, 2006 on our review of interim financial information of W. R. Grace & Co. (the ‘‘Company’’) for the three-month periods ended March 31, 2006 and March 31, 2005 and included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-37024, 333-49083, 333-49507, 333-49509, 333-49511, 333-49513, 333-49515 and 333-49517).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
McLean, Virginia